EX-99.h.4

Delaware Distributors, L.P.

2005 Market Street

Philadelphia, PA 19103

March       , 2007

Delaware Group Equity Funds II

2005 Market Street

Philadelphia, PA 19103

Re:          Expense Limitations

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Large Cap Value Fund and Delaware Value Fund (collectively, the “Funds”), which are series of Delaware Group Equity Funds II, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Delaware Value Fund’s Class A Shares and Class R Shares and the Delaware Large Cap Value Fund’s Class R Shares, so that such Funds’ Rule 12b-1 (distribution) fees will not exceed the amounts indicated below for the period April 1, 2007 through March 31, 2008:

Fund	Expense Limitation
Delaware Large Cap Value Fund
Class R	0.50%
Delaware Value Fund
Class A	0.25%
Class R	0.50%

The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:
Name:
Title:
Date:

Your signature below acknowledges

acceptance of this Agreement:

Delaware Group Equity Funds II

By:
Name:
Title:
Date: